UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3714474
(State of incorporation or organization)	(I.R.S. employer identification no.)

204 State Route 17B, P.O. Box 5013 Monticello, New York	12701
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Subscription Rights to purchase common stock	The Nasdaq Stock Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-193176

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are transferable subscription rights (the “Rights”) of Empire Resorts, Inc. (the “Company”) to purchase up to 7,002,071 shares of common stock, par value $0.01 per share. A description of the Rights is set forth under (i) the section captioned “Description of Securities We May Offer—Subscription Rights” in the Company’s base prospectus, dated February 11, 2014 and as amended on June 4, 2014 (the “Base Prospectus”), which relates to the Company’s registration statement on Form S-3 (No. 333-193176) (the “Registration Statement”), as supplemented by (ii) the section captioned “The Rights Offering” in the registrant’s prospectus supplement, dated January 4, 2016 (the “Prospectus Supplement”), to the Base Prospectus, and (iii) the Form of Subscription Rights Certificated included as Exhibit 4.1 hereto, each of which is hereby incorporated by reference into this registration statement.

Item 2.	Exhibits

The following exhibits have been filed as exhibits to this registration statement:

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Subscription Rights Certificate

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: January 4, 2016	By:	/s/ Joseph A. D’Amato
	Name:	Joseph A. D’Amato
	Title:	Chief Executive Officer